Exhibit 99.1

                S.Y. Bancorp to Move to the NASDAQ Stock Market

     LOUISVILLE, Ky.--(BUSINESS WIRE)--July 21, 2005--S.Y. Bancorp, Inc., parent company of Stock Yards Bank & Trust Company in Louisville, southern Indiana and Indianapolis, today announced that, effective with the opening of trading on Wednesday, July 27, 2005, shares of the Company's common stock will begin trading on the NASDAQ National Market under the symbol SYBT. The Company's common stock previously has traded on the American Stock Exchange under the symbol SYI.
     "Our move to NASDAQ is an important part of our plan to gain more visibility for S.Y. Bancorp, increase the liquidity of our shares, and enhance long-term shareholder value," said David P. Heintzman, Chairman, President and Chief Executive Officer. "We believe that NASDAQ's multiple market maker system will help us achieve these goals and position us among other vibrant, innovative companies that are part of The NASDAQ Stock Market."
     Heintzman noted that the Company's Trust Preferred securities will remain listed on the Amex and will continue to trade under the symbol SYI PR.
     S.Y. Bancorp, Inc. was incorporated in 1988 as a bank holding company in Louisville, Kentucky, and is the parent company of Stock Yards Bank & Trust Company, which has locations in Louisville and southern Indiana, as well as a branch in Indianapolis. Stock Yards Bank & Trust Company was established in 1904 in Louisville, Kentucky. S.Y. Bancorp, Inc. is also the parent company of S.Y. Bancorp Capital Trust I, a Delaware statutory business trust that is a 100%-owned finance subsidiary.
     This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the market in which the Company and its subsidiaries operate; competition from other providers of financial services; government legislation and regulation which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the Company's control.


     CONTACT: S.Y. Bancorp Inc., Louisville
              Nancy B. Davis, 502-625-9176